Exhibit 31.2

Certification of Chief Financial Officer Pursuant to Rule 13a-14(a) or 15d-14(a)

I, Gregory W. Kleffner, certify that:

1. I have reviewed this amended quarterly report on Form 10-Q/A of Stein Mart, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 6, 2012	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer